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                                   EXHIBIT 5


             Opinion of Alston & Bird LLP regarding the legality of
                       the securities being registered.

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                               ALSTON & BIRD LLP

                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-7777
                                 www.alston.com



William H. Avery                                    Direct Dial (404) 881-7646

                                October 8, 1998


RARE Hospitality International, Inc.
8215 Roswell Road, Building 200
Atlanta, Georgia 30350

Gentlemen:

         This opinion is given in connection with the filing by RARE Hospitality International, Inc. ("the Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") in connection with the registration of up to 750,000 shares (the "Shares") of the no par value Common Stock of the Company (the "Common Stock") that may be sold or issued upon the grant or exercise of awards pursuant to the RARE Hospitality International, Inc. 1997 Long-Term Incentive Plan (the "Plan"). This Opinion Letter is pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         We have examined such corporate records and documents as we deemed relevant and necessary to enable us to give the opinion set forth herein, including the Amended and Restated Articles of Incorporation, as amended, and Bylaws of the Company, as amended, and resolutions of the Board of Directors of the Company authorizing the Plan and authorizing amendments to the Plan.

         In conducting our examination we assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents.

         Based upon the foregoing, we are of the opinion that the Shares, when sold or issued upon the grant or exercise of awards pursuant to and in accordance with the terms and conditions of the Plan, will be duly authorized, legally issued, fully paid and nonassessable under the Georgia Business Corporation Code as in effect on this date.
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         We hereby consent to the use of this opinion as an Exhibit to the
Registration Statement.

                                              Sincerely yours,

                                              ALSTON & BIRD LLP


                                              By: /s/ William H. Avery
                                                 ---------------------
                                                  William H. Avery